Exhibit 4.1

RENESOLA LTD

AND

THE BANK OF NEW YORK MELLON, RIGHTS AGENT

RIGHTS AGREEMENT

RIGHTS AGREEMENT

Dated as of August 22, 2011 (the “Agreement”), between ReneSola Ltd, a company incorporated with limited liability in British Virgin Islands under the BVI Business Companies Act (the “Company”), and The Bank of New York Mellon, a New York banking corporation (in its capacity as the rights agent, the “Rights Agent”).

WITNESSETH:

WHEREAS, pursuant to the Company’s Memorandum and Articles of Association, the board of directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to enter into this Agreement at this time.

WHEREAS, on August 22, 2011, the Board authorized the declaration on the date hereof of a dividend distribution (the “Distribution”) on August 26, 2011 of one Right for each outstanding ordinary share, no par value per share, of the Company (the “Ordinary Shares”) outstanding at the close of business on August 26, 2011 (the “Record Date”) and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(i)) in respect of each Ordinary Share issued (whether originally issued or delivered from the Company’s treasury shares) between the Record Date and the earlier of the Distribution Date or the Expiration Date, each Right initially representing the right to purchase, under certain circumstances, one Ordinary Share, upon the terms and subject to the conditions hereinafter set forth (the “Rights”).

WHEREAS, the Amended and Restated Deposit Agreement dated on or about August 22, 2011 among the Company, The Bank of New York  Mellon and ADS Holders (as defined hereinafter), as amended from time to time, (the “Deposit Agreement”) sets forth the terms and conditions relating to the distribution of a Rights Exercise Notice (as defined in the Deposit Agreement) to ADS Holders by the depositary agent.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

Section 1.	Certain Definitions; Interpretation.

For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates  of such Person, shall be the Beneficial Owner of securities of the Company constituting a Substantial Block, but shall not include (i) an Exempt Person, (ii) The Bank of New York Mellon, in its capacity as depositary agent, pursuant to the Deposit Agreement, (iii) Mr. Xianshou Li, unless and until such time as (A) Mr. Xianshou Li shall become, together with his Affiliates and Associates, the Beneficial Owner of more than 28% of total voting securities of the Company then outstanding on an as converted basis; provided that such percentage shall be adjusted upward using the same formula as the adjustment to the Substantial Block Percentage set forth in the definition of “Substantial Block”, in the event that the Company shall repurchase and cancel its issued and outstanding Ordinary Shares or (B) Mr. Xianshou Li shall cease to serve as the Company’s Chief Executive Officer and a director on the Board of Directors of the Company, (iv) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate number of Ordinary Shares or other voting securities of the Company outstanding (for example, as a result of a repurchase of the Company’s securities by the Company) since the last date on which such Person acquired Beneficial Ownership of any securities of the Company constituting such Substantial Block; provided, however, that if a Person shall become the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate number of Ordinary Shares and shall, after such change, become the Beneficial Owner of any additional Ordinary Shares of the Company, then such Person shall be deemed to be an Acquiring Person  or (v) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block in the good faith belief that such acquisition would not (x) cause such Person and its Affiliates and Associates to become the Beneficial Owner of a Substantial Block and such Person relied in good faith in computing the percentage of its voting power on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (y) otherwise cause a Distribution Date or the adjustment provided for in Section 11 to occur (for avoidance of doubt, clauses  (iv) and (v) shall also apply to Mr. Xianshou Li in clause (iii)).  For purposes of this definition, the determination whether any Person acted in good faith shall be conclusively determined by the Board.

(b)           “Act” shall mean the United States Securities Act of 1933, as amended.

(c)           “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).

(d)           “ADS” shall mean American Depositary Shares, each of which represents two Ordinary Shares, as may be adjusted from time to time.  For purposes of this Agreement, an ADS is deemed to be a “voting security.”

(e)           “ADS Holder(s)” shall mean the owner and beneficial owner from time to time of ADS issued pursuant to the Deposit Agreement that are registered on the books of the Depositary.

(f)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the relevant date.

(g)           “Agreement” shall have the meaning set forth in the preamble.

(h)           A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, ADSs or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the occurrence of a Triggering Event or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 23 (“Original Rights”) or pursuant to Section 11(i) in connection with an adjustment made with respect to Original Rights;

(ii)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” any security under this subparagraph (ii) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).  For purposes of this Section 1(h)(ii), and notwithstanding Section 4.07 of the Deposit Agreement, an ADS Holder shall be deemed to have the right to vote an Ordinary Share represented by an ADS, if the ADS Holder has the right to acquire such Ordinary Share upon the due surrender of the ADS evidencing the Ordinary Share to the depositary agent in accordance with the procedures set forth in the Deposit Agreement;

(iii)           which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) and with respect to which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (ii) of this paragraph (g)) or disposing of any securities of the Company;

(iv)           which is an Ordinary Share represented by an ADS, if such Person has the right to acquire such Ordinary Share upon the due surrender of the ADS evidencing the Ordinary Share to the depositary agent in accordance with the procedures set forth in the Deposit Agreement; or

(v)           which are directly, indirectly or constructively owned by such Person or any of such Person’s Affiliates or Associates, within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended.

A Person shall be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are the subject of derivative transactions entered into by such Person (or a derivative security acquired by such Person), which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such Person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such Person may have entered into other transactions that hedge the economic effect of such derivative; provided, however, that any such securities that are the subject of derivative transactions entered into by such Person (or a derivative security acquired by such Person) shall only be taken into account in calculating such Person’s “Beneficial Ownership” of such securities if such Person is also the Beneficial Owner (without regard to the provisions of this paragraph) of more than 5% of the aggregate number of voting securities then outstanding.  In determining the number of shares deemed beneficially owned by virtue hereof, subject to the proviso in the preceding sentence, the subject Person shall be deemed to Beneficially Own (without duplication) the number of shares that are synthetically owned pursuant to such derivative transactions or such derivative securities.

Notwithstanding the foregoing, nothing contained in this definition of “Beneficial Owner” shall cause a Person ordinarily engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty (40) days.

(i)            “Board” shall have the meaning set forth in the preamble.

(j)            “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York, U.S.A., are authorized or obligated by law or executive order to close.

(k)           “Certification” shall have the meaning set forth in Section 21.

(l)            “close of business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M. on the next succeeding not Business Day.

(m)          “Company” shall have the meaning set forth in the preamble.

(n)           “Current Value” shall have the meaning set forth in Section 11(a)(iii).

(o)           “Deposit Agreement” shall have the meaning set forth in the preamble.

(p)           “Depositary” shall mean The Bank of New York Mellon or its successors or permitted assigns, in its capacity as depositary pursuant to the Deposit Agreement.

(q)           “Distribution” shall have the meaning set forth in the recitals.

(r)            “Distribution Date” shall have the meaning set forth in Section 3(a).

(s)           “equivalent ordinary shares” shall have the meaning set forth in Section 11(b).

(t)            “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(u)           “Exchange Ratio” shall have the meaning set forth in Section 25(a).

(v)           “Exempt Person” shall mean the Company and any Subsidiary of the Company, in each case including in its fiduciary capacity or any director or employee holding shares of the Company or of any Subsidiary of the Company pursuant to the exercise of awards under an employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan or for the purpose of funding employee benefits for employees of the Company or any Subsidiary of the Company.

(w)          “Expiration Date” shall have the meaning set forth in Section 7(a).

(x)            “Final Expiration Date” shall have the meaning set forth in Section 7(a).

(y)           A “Flip-in Event” shall be deemed to have occurred upon any Person becoming an Acquiring Person.

(z)           “Flip-in Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

(aa)         “Flip-over Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a).

(bb)         “ordinary share equivalent” shall have the meaning set forth in Section 11(a)(iii).

(cc)         “Ordinary Shares” when used with reference to the Company shall mean the ordinary shares, no par value per share, of the Company at the date or any other shares resulting from successive changes or reclassifications of the ordinary shares.  “Ordinary Shares” when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or the equity securities or other equity interest having power to control or direct the management of such Person.

(dd)         “Original Rights” shall have the meaning set forth in the definition of “Beneficial Owner” above.

(ee)         “Person” shall mean any individual, firm, corporation, partnership or other entity, including any “group” within the meaning of Section 12(d)(3) of the Exchange Act and the General Rules and Regulations thereunder.

(ff)           “Principal Party” shall have the meaning set forth in Section 13(b).

(gg)         “Purchase Price” shall have the meaning set forth in Section 4(a).

(hh)         “Record Date” shall have the meaning set forth in the recitals.

(ii)           “Receipts” shall mean the American Depositary Receipts issued pursuant to the Deposit Agreement evidencing ADSs.

(jj)           “Redemption Price” shall have the meaning set forth in Section 24(a).

(kk)         “Right Certificate” shall have the meaning set forth in Section 3(a).

(ll)           “Rights” shall have the meaning set forth in the recitals.

(mm)       “Rights Agent” shall have the meaning set forth in the preamble.

(nn)        “Shares Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed or amended pursuant to Section 12(d) of the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

(oo)         “Spread” shall have the meaning set forth in Section 11(a)(iii).

(pp)        “Subsidiary” shall mean, with reference to any Person, any company (or other entity) of which an amount of voting securities (or comparable ownership interests) sufficient to elect at least a majority of the directors (or comparable persons) of such company (or other entity) is beneficially owned, directly or indirectly, by such Person or otherwise controlled by such Person.

(qq)        “Substantial Block” shall mean voting securities of the Company that equal to or in excess of 15% of the total voting securities of the Company then outstanding on an as-converted basis; provided that  if the Company shall repurchase and cancel its issued and outstanding Ordinary Shares, then the percentage of the voting securities constituting a Substantial Block (the “Substantial Block Percentage”) shall be adjusted upward based the following formula: the new Substantial Block Percentage shall equal to a fraction the numerator of which is the number of the Ordinary Shares constituting the Substantial Block Percentage immediately prior to the repurchase and cancellation of Ordinary Shares by the Company, and the denominator of which is the total number of the Ordinary Shares of the Company issued and outstanding immediately after the repurchase and cancellation of Ordinary Shares by the Company.

(rr)           “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(ss)          “Summary of Rights” shall have the meaning set forth in Section 3(b).

(tt)           “Trading Day” means a day on which the principal securities exchange on which the ADSs are listed or admitted to trading is open for the transaction of business or, if the ADSs are not listed or admitted to trading on any securities exchange, a Business Day.

(uu)         “Triggering Event” shall mean any Flip-in Event or Flip-over Event.

Interpretation.  (a) For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.  All terms defined herein in the singular shall have the same meaning when used in the plural; all terms defined herein in the plural shall have the same meaning when used in the singular.  (b) All references herein to articles, sections, subsections, paragraphs, subparagraphs and clauses shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.  (c) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. (d) The words “include” and “including” and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

Section 2.	Appointment of Rights Agent.

(a)           The Company hereby appoints the Rights Agent to act as agent for the Company and registered holders of the Right Certificates (who, in accordance with Section 3, shall prior to the Distribution Date also be registered holders of Ordinary Shares) in accordance with the terms and conditions, and the Rights Agent hereby accepts such appointment. The Company shall act as co-Rights Agent and may from time to time appoint such other co-Rights Agents as it may deem necessary or desirable upon ten (10) calendar days’ written notice to the Rights Agent. In no event shall the Rights Agent have any duty to supervise or in any way be liable for such co-Rights Agents.

(b)           The Company shall provide and shall cause its officers, advisors, and agents, including without limitation, its transfer agent and registrar, and any other service provider to cooperate with the Rights Agent and to provide the Rights Agent, upon request, with such information, documents and advice relating to the registered holders of Ordinary Shares as is within the possession or knowledge of such persons, and which in the opinion of the Rights Agent, is necessary in order to enable it to perform its duties hereunder.  The Rights Agent shall not be responsible for, under any duty to inquire into, or be deemed to make any assurances with respect to the accuracy, validity or propriety of any information, documents or advice provided to the Rights Agent by any of the aforementioned persons.  The Rights Agent shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Company to cause any information, documents or advice to be provided to the Rights Agent as provided herein and shall be held harmless by the Company when acting in reliance upon such information, documents or advice.  All fees or costs charged by such persons shall be borne by the Company.

Section 3.	Issue of Right Certificates.

(a)           Until the earlier of (i) the close of business on the tenth calendar day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer if, upon consummation thereof, such Person (other than an Exempt Person) would be an Acquiring Person (the earlier of the dates in subsection (i) and (ii), the “Distribution Date”), (x) the Rights (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Ordinary Shares (which certificates for the Ordinary Shares shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the Ordinary Shares. As soon as practicable after receipt by the Rights Agent of written notice from the Company of the Distribution Date, the Rights Agent, at the Company’s expense, will send by first-class, insured, postage prepaid mail, to each record holder of Ordinary Shares as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Right for each Ordinary Share so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date.

(b)           On the Record Date or as soon as practicable thereafter, the Company will distribute the Agreement by posting the Agreement on the Company’s website.  The Company will make available a copy of the Summary of Rights, in substantially the form attached hereto as Exhibit B (the “Summary of Rights”),  to each record holder of Ordinary Shares as of the close of business on the Record Date.  Additionally, the Company will make available a copy of the Summary of Rights to any holder of Rights who may so request from time to time prior to the Expiration Date.  With respect to certificates for the Ordinary Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Ordinary Shares, and the registered holders of Ordinary Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates representing Ordinary Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Ordinary Shares.

(c)           Rights shall be issued in respect of all Ordinary Shares which are issued (whether originally issued or transferred to third parties by wholly owned Subsidiaries of the Company) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, or, in certain circumstances provided in Section 23, after the Distribution Date.

(i)           Certificates representing such Ordinary Shares shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder to certain Rights as set forth in a Rights Agreement between ReneSola Ltd and The Bank of New York Mellon dated as of August 22, 2011, as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ReneSola Ltd.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. ReneSola Ltd will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing without charge within five (5) Business Days after receipt of a written request therefor.  As described in the Rights Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Rights Agreement) shall become null and void and will no longer be transferable.

Until the Distribution Date, the Rights associated with the Ordinary Shares represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Ordinary Shares represented by such certificate.  In the event that the Company purchases or acquires any Ordinary Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Ordinary Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Ordinary Shares which are no longer outstanding.

(ii)           Receipts representing such Ordinary Shares shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

The Issuer has adopted a shareholder rights plan pursuant to a Rights Agreement made and entered into as of August 22, 2011, (as amended form time to time, the “Rights Agreement”), by and between the Issuer and The Bank of New York Mellon, as Rights Agent (the “Rights Agent”).  Pursuant to the terms of the Rights Agreement, each holder of the Issuer’s Ordinary Shares shall be entitled to certain rights (the “Rights”).  The Rights Agreement, the terms of which are hereby incorporated herein by reference, provides that the Rights, when exercisable, will entitle the holder to purchase one fully paid and nonassessable Ordinary Share, no par value of the Issuer at a purchase price of US$20.00 per Ordinary Share, subject to adjustment, upon presentation and surrender to the Rights Agent of a Right Certificate (as defined in the Rights Agreement) and such other and further documentation as required by the Rights Agreement.  A copy of the Rights Agreement is on file at the principal executive offices of ReneSola Ltd. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the Share certificates. ReneSola Ltd will mail to the holder of this Receipt a copy of the Rights Agreement as in effect on the date of mailing without charge within five (5) Business Days after receipt of a written request therefor.  The terms and conditions relating to the distribution of a Rights Exercise Notice (as defined in the Deposit Agreement) to owners of American Depositary Shares are set forth in Section 4.12 of the Deposit Agreement.  As described in the Rights Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Rights Agreement) shall become null and void and will no longer be transferable.

(d)           After the due execution of any supplement or amendment to this Agreement in accordance with its terms, the reference to this Agreement in the foregoing legends in subparagraphs (i) and (ii) shall mean the Agreement as so supplemented or amended.

(e)           If  the Company shall issue Ordinary Shares or if the Depositary shall issue Receipts in uncertificated form, then the legend required by Section 3(c)(i) or (ii), as applicable, shall be contained in a written statement furnished by the Company to each shareholder or ADS Holder, as applicable, pursuant to the notice provisions of the Company’s Memorandum and Articles of Association, as may be amended from time to time and the provisions of the Deposit Agreement.

Section 4.	Form of Right Certificates.

(a)           The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates shall be in machine-printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 11 and Section 23, the Right Certificates, whenever distributed, shall be dated as of the Record Date, shall show the date of countersignature, and on their face shall entitle the holders of the Rights to purchase such number of Ordinary Shares (or following a Triggering Event, other securities, cash or other assets, as the case may be) as shall be set forth therein at the price per Ordinary Share set forth therein (the “Purchase Price”), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

(b)           Any Right Certificate issued pursuant to Section 3(a) or Section 23  that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of Section 7(e), and any Right Certificate issued pursuant to Section 6 or Section 11, upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). As described in the Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Agreement) shall become null and void and will no longer be transferable.

Section 5.	Countersignature and Registration.

The Right Certificates shall be executed on behalf of the Company by one of its authorized officers, either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be so authorized before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be so authorized; and any Right Certificates may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be properly authorized to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not so authorized.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates on its face, the date of each of the Right Certificates and the date of countersignature of each of the Right Certificates.

Section 6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

Subject to the provisions of Section 4(b), Section 14, and Section 23, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Ordinary Shares (or, following a Triggering Event, Ordinary Shares, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly completed, the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate or Right Certificates and shall have provided such additional evidence, as the Company shall reasonably request of the identity of the Beneficial Owner (or former Beneficial Owner), Affiliates or Associates of such Beneficial Owner or holder, or of any other Person with which such holder or any of such holder’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company. Thereupon the Rights Agent shall, subject to the provisions of Section 3(a), Section 14, Section 20(k) and Section 23, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from a Right Certificate holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, and if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.	Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)           Subject to Section 7(e) and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the aggregate Purchase Price for the total number of Ordinary Shares (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, and an amount equal to any tax or charge required to be paid by the holder of the Right Certificate under Section 9(d), at or prior to the earliest of (i) the close of business on August 26, 2017 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 24, or (iii) the time at which all exercisable Rights are exchanged as provided in Section 25, (such earliest date being herein referred to as the “Expiration Date”).

(b)           The Purchase Price for each Ordinary Share pursuant to the exercise of a Right initially shall be US$20.00, which shall be subject to adjustment from time to time as provided in Section 11 and Section 13  and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)           Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed and completed accompanied by payment of the Purchase Price for the number of Ordinary Shares (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall thereupon, subject to Section 20(k), promptly (i) requisition from the Company certificates for the number of Ordinary Shares to be purchased, (ii) if the Company shall have elected to deposit the total number of Ordinary Shares issuable upon exercise of the Rights hereunder with a depositary agent or the Custodian (as defined in the Deposit Agreement), requisition from the depositary agent depositary receipts representing such number of Ordinary Shares as are to be purchased (in which case certificates for the Ordinary Shares represented by such receipts shall be deposited by the transfer agent with the Custodian) and the Company hereby agrees to direct the depositary agent and the Custodian, as applicable, to comply with such request, (iii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iv) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (v) after receipt promptly deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. The payment of the then Purchase Price must be made in cash or by certified bank check or bank draft or money order payable to the order of the Company or the Rights Agent. In the event that the Company is obligated to issue securities, distribute property or pay cash pursuant to Section 11(a)(ii), the Company will make all arrangements necessary so that cash, property and/or other securities are available for issuance, distribution or payment by the Rights Agent, if and when appropriate.

(d)           In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

(e)           Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person, or any of its Affiliates, Associates or transferees hereunder.

(f)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate or Rights Certificates surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner), Affiliates or Associates of such Beneficial Owner or holder, or of any other Person with which such holder or any of such holder’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company as the Company or the Rights Agent shall reasonably request.

(g)           Any funds that the Rights Agent receives in respect of payments for Ordinary Shares resulting from the exercise of Rights shall be made payable to the Company and deposited in the Company’s bank account designated solely for such purpose.

Section 8.	Cancellation and Destruction of Right Certificates.

All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.	Reservation and Availability of Ordinary Shares.

(a)           The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Ordinary Shares (and, following the occurrence of a Triggering Event, out of its authorized and unissued Ordinary Shares and/or other securities, or out of its shares held in its treasury) the number of Ordinary Shares (and, following the occurrence of a Triggering Event, Ordinary Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights (it being understood that any of the foregoing shares or securities may also be reserved or authorized for other purposes), or will take such other steps as are appropriate to assure that the number of such shares or securities (or their equivalents) sufficient to permit the exercise in full of all outstanding Rights will be available upon such exercise.

(b)           So long as the ADSs representing Ordinary Shares (and, following the occurrence of a Triggering Event, ADS, Ordinary Shares and/or other securities) issuable upon the exercise of the Rights may be listed on any U.S. national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all ADSs representing shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

The Company shall use its best efforts to (i) file, as soon as practicable following the first occurrence of a Flip-in Event, or as soon as required by law, as the case may be, a registration statement under the Act, with respect to the ADSs that represent securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also, take such action as may be appropriate under, or to ensure compliance with, the “blue sky” laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualifications in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective. The Company shall issue written notification to the Rights Agent (i) when the registration statement referenced in subclause (i) has become effective and, (ii) (X) if applicable, when the registration statement for the Ordinary Shares represented by the ADS has been declared effective, or (Y) an opinion of counsel for the Company in the United States, in a form reasonably satisfactory to the Rights Agent, to the effect that the offering and sale of such Ordinary Shares is exempt from, or does not require registration under, the provisions of the Act or any other applicable laws.

(c)           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Ordinary Shares (and following the occurrence of a Triggering Event, Ordinary Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.

(d)           The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates and any certificates for a number of Ordinary Shares (or Ordinary Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to (a) pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates or the issuance or delivery of certificates for Ordinary Shares (or Ordinary Shares and/or other securities, as the case may be) in respect of a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or (b) issue or deliver any certificates for Ordinary Shares (or Ordinary Shares and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.	Ordinary Shares Record Date.

Each person in whose name any certificate for a number of Ordinary Shares (or Ordinary Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such whole and/or fractional Ordinary Shares (or Ordinary Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made and shall show the date of countersignature; provided, however, that if the date of such surrender and payment is a date upon which the Ordinary Shares (or Ordinary Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Ordinary Shares (or Ordinary Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.	Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           Insufficient Shares.

(i)           In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Ordinary Shares payable in Ordinary Shares, (B) subdivide the outstanding Ordinary Shares, (C) combine the outstanding Ordinary Shares into a smaller number of shares or (D) issue any share capital in a reclassification of the Ordinary Shares (including any such reclassification in connection with a combination, consolidation, amalgamation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Ordinary Shares or share capital, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of share capital which, if such Right had been exercised immediately prior to such date and at a time when the Ordinary Shares (or Ordinary Shares and/or other securities) transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii)           Subject to Section 25 of this Agreement, upon the occurrence of a Flip-in Event then, from and after the first occurrence of such event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of Ordinary Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Ordinary Shares for which a Right is then exercisable and dividing that product by (y) 50% of the current market price per Ordinary Share of the Company (determined pursuant to Section 11(d)) on the date of the occurrence of any Flip-in Event (such number of shares, the “Adjustment Shares”), provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence.

(iii)           In the event that (x) the number of Ordinary Shares which are authorized by the Company’s Memorandum and Articles of Association but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), or (y) upon the expiration of the ninety (90) day period of suspension set forth in Section 9(b), the number of ADSs registered under the Act is not sufficient to permit the Depositary to issue in full the Receipts to ADS Holders in accordance with Section 9(b), the Company shall, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date  to which it is a party, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right (subject to Section 7(e)), make adequate provision to substitute for the Adjustment Shares, upon exercise of the Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including preference shares, or units of preference shares, which the Board has deemed to have essentially the same value or economic rights as Ordinary Shares (such preference shares, “ordinary share equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Flip-in Event (such first occurrence being referred to herein as the “Flip-in Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Ordinary Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Ordinary Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-in Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, the issuance of Receipts to ADS Holders and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement and shall give concurrent written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as issue a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. For purposes of this Section 11(a), the value of the Ordinary Shares shall be the current market price (as determined pursuant to Section 11(d)) per Ordinary Share on the Flip-in Trigger Date and the value of any “ordinary share equivalent” shall be deemed to be the same as the value of the Ordinary Shares on such date.  The Company shall give the Rights Agent notice of the selection of any “ordinary share equivalent” under this Section 11(a).

(b)           Dilutive Rights Offerings.  In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Ordinary Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Ordinary Shares (or securities having substantially the same rights, privileges and preferences as the Ordinary Shares (“equivalent ordinary shares”) or convertible into the Ordinary Shares or equivalent ordinary shares) at a price per Ordinary Share or equivalent ordinary share (or having a conversion price per share, if a security convertible into the Ordinary Shares or equivalent ordinary shares) less than the current market price (as determined pursuant to Section 11(d)) per Ordinary Share or equivalent ordinary share, as the case may be) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding on such record date plus the number of Ordinary Shares or equivalent ordinary shares which the aggregate offering price of the total number of Ordinary Shares or equivalent ordinary shares to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Ordinary Shares outstanding on such record date plus the number of additional Ordinary Shares and/or equivalent ordinary shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.  Ordinary Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           Distributions.  In case the Company shall fix a record date for the making of a distribution to all holders of Ordinary Shares (including any such distribution made in connection with a combination, consolidation, amalgamation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, assets, cash (other than a regular periodic cash dividend or a dividend payable in Ordinary Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per Ordinary Share (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Ordinary Share and the denominator of which shall be such current market price per Ordinary Share.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)           Current Per Share Market Price.  For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a), the “current market price” per Ordinary Share on any date shall be deemed to be half of the average of the daily closing prices per ADS for the thirty (30) consecutive Trading Days immediately prior to such date and, for purposes of computations made pursuant to Section 11(a), the “current market price” per Ordinary Share on any date shall be deemed to be half of the average of the daily closing prices per ADS for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current market price per Ordinary Share is determined during the period following the announcement by the issuer of such Ordinary Shares of (A) a dividend or distribution on such Ordinary Shares payable in Ordinary Shares or securities convertible into Ordinary Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Ordinary Shares, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the ADSs are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the ADSs are listed or admitted to trading or, if the ADSs are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq Stock Market Inc. or such other system then in use, or, if on any such date the ADSs are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the ADSs selected by the Board. If the ADSs are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of such ADSs shall mean the fair value per ADS as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(e)           Insignificant Changes.  Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of an Ordinary Share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(f)           Shares other than Ordinary Shares.  If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any share capital other than Ordinary Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through Section 11(p), inclusive, and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 with respect to the Ordinary Shares shall apply on like terms to any such other shares.

(g)           Rights Issued Subsequent to Adjustment.  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Ordinary Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Effect of Adjustments.  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Ordinary Shares (calculated to the nearest one ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            Adjustment in Number of Rights.  The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Ordinary Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Ordinary Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)            Right Certificates Unchanged.  Irrespective of any adjustment or change in the Purchase Price or the number of Ordinary Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(k)           Par Value Limitations.  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of an Ordinary Share or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares or other such shares at such adjusted Purchase Price.

(l)            Deferred Issuance.  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Ordinary Shares and other share capital or securities of the Company, if any, issuable upon such exercise over and above the Ordinary Shares and other share capital or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)          Reduction in Purchase Price.  Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any consolidation or subdivision of Ordinary Shares, issuance wholly for cash of any Ordinary Shares at less than the current market price, issuance wholly for cash of Ordinary Shares or securities which by their terms are convertible into or exchangeable for Ordinary Shares, dividends of shares or issuance of rights, options or warrants referred to in this Section 11 hereafter made by the Company to holders of its Ordinary Shares shall not be taxable to such shareholders.

(n)           Company Not to Diminish Benefits of Rights.  The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 24, Section 25 and Section 28, take (nor will it permit any of its Subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(o)           Adjustment of Rights Associated with Ordinary Shares.  The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) combine or consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)), (iii) amalgamate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one or more transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n)) if (x) at the time of or immediately after such combination, consolidation, amalgamation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such combination, consolidation, amalgamation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a)  shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(p)           Adjustment of Rights Associated with Ordinary Shares.  Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, the Company may, in lieu of making any adjustment to the Purchase Price, adjust the number of Ordinary Shares eligible for purchase on exercise of each Right or the number of Rights outstanding, which adjustment would otherwise be required by Section 11(a), Section 11(b), Section 11(c), Section 11(h) or Section 11(i), make such other equitable adjustment or adjustments thereto as the Board (whose determination shall be conclusive) deems appropriate in the circumstances and not inconsistent with the objectives of the Board in adopting this Agreement and such sections.

Section 12.	Certificate of Adjusted Purchase Price or Number of Shares.

Whenever an adjustment is made as provided in Section 11 and Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and provide a brief statement of the facts accounting for such adjustment and the adjusted Purchase Price, (b) promptly file with the Rights Agent and with each transfer agent for the Ordinary Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 27.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13.	Combination, Consolidation, Amalgamation, Merger or Sale or Transfer of Assets or Earning Power.

(a)           In the event that, following the Flip-in Trigger Date, directly or indirectly, (x) the Company shall combine or consolidate with, amalgamate or merge with or into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)) and the Company shall not be the continuing or surviving corporation of such combination, consolidation, amalgamation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)) shall combine, consolidate, amalgamate or merge with or into the Company and the Company shall be the continuing or surviving corporation of such combination, consolidation, amalgamation or merger and, in connection with such combination, consolidation, amalgamation or merger, all or part of the outstanding Ordinary Shares of the Company shall be changed into or exchanged for shares or other securities of any other Person or cash or any other property, or (z) the Company shall sell, exchange, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, exchange, mortgage or otherwise transfer), in one or more transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n)), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Ordinary Shares of the Principal Party, not subject to any liens, encumbrances, rights of call or first refusal, or other adverse claims as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Ordinary Shares for which a Right is then exercisable immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (2) 50% of the current market price per Ordinary Share of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such combination, consolidation, amalgamation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall thereafter apply only to such Principal Party, (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Ordinary Shares in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to its Ordinary Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a) shall be of no effect following the first occurrence of any Flip-over Event.

(b)           “Principal Party” shall mean

(1)           in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Ordinary Shares of the Company are converted in such merger, combination, amalgamation or consolidation and, if no securities are so issued, the Person that is the other party to the merger, combination, amalgamation, or consolidation; and

(2)           in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (x) if the Ordinary Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 11 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation the Ordinary Shares of which are and have been so registered, “Principal Party” shall refer to such other corporation; and (y) if such Person is a Subsidiary, directly or indirectly, of more than one corporation, the Ordinary Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such corporations is the issuer of the Ordinary Shares having the greatest aggregate market value.

(c)           The Company shall not consummate any Flip-over Event unless the Principal Party shall have a sufficient number of authorized Ordinary Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13; and provided further that, as soon as practicable after the date of any combination, consolidation, amalgamation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)           prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing, and (B) to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii)          take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate;

(iii)         deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

(iv)         obtain waivers of any rights of first refusal or preemptive rights in respect of the Ordinary Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive Flip-over Events.  In the event that a Flip-over Event shall occur at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14.	Fractional Rights and Fractional Shares.

(a)           The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market Inc. or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board.  If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(b)           The Company shall not be required to issue fractions of Ordinary Shares or “ordinary share equivalents” or to distribute certificates which evidence fractional Ordinary Shares upon the exercise or exchange of Rights.  In lieu of such fractional Ordinary Shares or “ordinary share equivalents,” the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Ordinary Shares or “ordinary share equivalents” would otherwise be issuable an amount in cash equal to the same fraction of the current market value of an ADS representing an Ordinary Share (as determined in accordance with Section 14(a)) for the Trading Day immediately prior to the date of such exercise or exchange.

(c)           The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as otherwise permitted by this Section 14.

Section 15.	Rights of Action.

All rights of action in respect of this Agreement, excepting the rights given to the Rights Agent under Section 18 and Section 20, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of Ordinary Shares and ADS Holders); and any registered holder of any Right Certificate (or, prior to the Distribution Date, registered holders of Ordinary Shares and ADS Holders), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, registered holders of Ordinary Shares and ADS Holders), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that none of the holders of Rights, the registered holders of Ordinary Shares, or the ADS Holders would have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.	Agreement of Right Holders.

Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Ordinary Shares;

(b)           after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request;

(c)           subject to Section 6 and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Ordinary Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Ordinary Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice to the contrary;

(d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.	Right Certificate Holder Not Deemed a Shareholder.

No holder, as such of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Ordinary Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 26), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised or exchanged for Ordinary Shares in accordance with the provisions.

Section 18.	Compensation; Payment of Expenses.

In consideration for the services rendered herein, the Company shall compensate the Rights Agent in accordance with and pursuant to the written fee schedule attached hereto as Annex A, plus the Rights Agent’s reasonable and necessary disbursements, charges, out-of-pocket expenses and counsel fees and expenses incurred in connection with the preparation and execution of this Agreement and the services rendered by the Rights Agent hereunder.

Except to the extent expressly set forth in this Agreement, no provision of this Agreement shall require the Rights Agent to expend or risk the Rights Agent’s own funds or otherwise incur any financial liability in the performance of any of the Rights Agent’s duties hereunder or in the exercise of the Rights Agent’s rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 19.	Merger or Consolidation or Change of Name of Rights Agent.

Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificate so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of a predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.	Limitation of Rights Agent’s Duties.

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent shall have no duties or obligations other than those specifically set forth herein, including any duties or obligations under any other agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

(b)           The Rights Agent makes no, and will not be deemed to have made, representations with respect to, and, except as set forth in Section 2(b), shall have no duties, responsibilities or obligations with respect to determining, the validity, sufficiency, value or genuineness of any Ordinary Shares, Rights Certificate or other documents deposited with or delivered to it or any signature or endorsement set forth on or in connection with such documents.

(c)           The Rights Agent shall not be obligated to commence or voluntarily participate in any suit, action or proceeding arising out of or related to this Agreement.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify or determine the correctness, validity or accurateness of the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate, Receipt or certificate for Ordinary Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, adjustment notice, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(f)           The Rights Agent may consult with legal counsel for the Company or its own counsel (which may be in-house counsel), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company, and to apply to the Company for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective.  The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date the Company actually receives such application, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h)           The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereto (except the due execution  by the Rights Agent or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Ordinary Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.

(i)           The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(j)           The Rights Agent may perform any duties hereunder either directly or by or through its nominees, correspondents, designees, agents, subagents or subcustodians and shall not be responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, agent, subagent or subcustodian appointed with due care by it hereunder.

(k)           If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting the Company. The Company shall give the Rights Agent prompt written instructions as to the action to be taken regarding the Right Certificates involved. The Rights Agent shall not be liable for acting in accordance with such instructions.

Section 21.	Limitation of Liability; Indemnification.

(a)           In matters concerning or relating to this Agreement, the Rights Agent shall not be liable or responsible for anything done or omitted to be done by it in the absence of gross negligence, bad faith or willful misconduct, in which case it shall be liable only for Losses (as defined below) caused by such gross negligence, bad faith or willful misconduct.  In no event shall the Rights Agent be liable for (i) acting in accordance with the instructions from the Company or its counsel or any agent appointed by the Company to act on behalf of the Company, (ii) special, consequential or punitive damages, for lost profits or for loss of business or (iii) any Losses due to forces beyond the control of the Rights Agent, including without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of public utilities.

(b)           The Company shall be liable for and shall indemnify and hold harmless the Rights Agent from and against any and all claims, losses, liabilities, damages, expenses or judgments (including reasonable attorney’s fees and expenses) (collectively referred to herein as “Losses”) howsoever arising from or in connection with this Agreement or the performance of the Rights Agent’s duties hereunder, the enforcement of this Agreement and disputes between the parties hereto; provided, however, that nothing contained herein shall require that the Rights Agent be indemnified for the Losses arising from its gross negligence, bad faith or willful misconduct.

(c)           In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement in reliance upon (i) the proper execution of the certification appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit A hereto (the “Certification”), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

Section 22.	Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company by registered or certified mail, and, at the Company’s expense, to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Ordinary Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the temporary Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York, U.S.A. (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least US$25 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Rights Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Ordinary Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 23.	Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Ordinary Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Ordinary Shares so issued or sold pursuant to the exercise of options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 24.	Redemption and Termination.

(a)           The Board may, at its option, at any time prior to the earlier of (i) the occurrence of a Triggering Event, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of US$0.0001 per Right (rounded up to the nearest whole US$$0.001 in the case of any holder whose holdings are not in a multiple of ten), as such amount may be appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date (such redemption price, the “Redemption Price”), and the Company may, at its option, pay the Redemption Price either in Ordinary Shares (valued at their current market price as defined in Section 11(d) on the date of the redemption), other securities, cash or other assets as deemed appropriate by the Board.  The redemption of the Rights by the Board may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish.

(b)           In deciding whether or not to exercise the Company’s right of redemption hereunder, the directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and they may consider the long-term and short-term effects of any action upon employees, customers and creditors of the Company and upon communities in which offices or other establishments of the Company are located, and all other pertinent factors.

(c)           Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Ordinary Shares; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 24 or Section 25, and other than in connection with the purchase, acquisition or redemption of Ordinary Shares prior to the Distribution Date.

Section 25.	Exchange.

(a)           The Board may, at its option, at any time and from time to time on or after a Flip-in Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for Ordinary Shares at an exchange ratio of either (i) one Ordinary Share per Right or (ii) one ADS per two Rights, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date of this Agreement (such exchange ratio, the “Exchange Ratio”).  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Ordinary Shares then outstanding.  From and after the occurrence of a Flip-over Event, any Rights that theretofore have not been exchanged pursuant to this Section 25 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 25.  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)           Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 25 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Ordinary Shares or ADSs equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

(c)           In any exchange pursuant to this Section 25, the Company, at its option, may substitute for any Ordinary Share or ADSs exchangeable for a Right (i) “ordinary share equivalents,” (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, having an aggregate value which the Board shall have determined in good faith to be equal to the current market price of one Ordinary Share (determined pursuant to Section 11(d)) on the Trading Date immediately preceding the date of exchange pursuant to this Section 25.

Section 26.	Notice of Certain Events.

In case the Company shall propose at any time following the earlier of the Shares Acquisition Date and the Distribution Date (a) to pay any dividend payable in shares of any class to the holders of Ordinary Shares or to make any other distribution to the holders of Ordinary Shares (other than a regular periodic cash dividend), or (b) to offer to the holders of Ordinary Shares rights or warrants to subscribe for or to purchase any additional Ordinary Shares or share capital of any class or any other securities, rights or options, or (c) to effect any reclassification of Ordinary Shares (other than a reclassification involving only the subdivision of outstanding Ordinary Shares), or (d) to effect any combination, consolidation, amalgamation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n)), or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 27, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, distribution of rights or warrants, or the date on which such reclassification, combination, consolidation, amalgamation, merger, sale, transfer, liquidation dissolution, or winding up is to take place and the date of participation therein by the holders of Ordinary Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining holders of Ordinary Shares for purposes of such action, and in the case of any such other action, at least twenty (20)) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Ordinary Shares, whichever shall be the earlier.

In case a Flip-in Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right, to the extent feasible and in accordance with Section 27, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a) and all references in the preceding paragraph to Ordinary Shares shall be deemed to thereafter refer to other securities.

Section 27.	Notices.

Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the ADSs holders and holders of Right Certificates, for purposes of this Agreement and no other notice need be given.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

ReneSola Ltd
No. 8 Baoqun Road
Yaozhuang Town, Jiashan County
Zhejiang Province 314117
People’s Republic of China
Attention: Chief Financial Officer

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

The Bank of New York Mellon
101 Barclay Street
New York, New York 10286
Attention: Manager, ADR Division

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 28.	Supplements and Amendments.

For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights, ADSs or Ordinary Shares.  From and after the time that the Rights are no longer redeemable, the Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (ii) to make any other changes or provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, including but not limited to extending the Final Expiration Date; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable or cause this Agreement again to become amendable other than in accordance with this sentence.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment.  Without limiting the foregoing, at any time prior to such time as any Person becomes an Acquiring Person, the Company and the Rights Agent may amend this Agreement to lower the thresholds set forth in Section 1(a) and Section 3(a) to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Ordinary Shares then known by the Company to be beneficially owned by any Person (other than an Exempt Person) and (ii) 10%.

Section 29.	Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30.	Determinations and Actions by the Board, etc.

For all purposes of this Agreement, any calculation of the number of Company voting securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding voting securities of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of Company voting securities, holders of Right Certificates, and all other parties, and (ii) not subject the Board, or any directors on the Board to any liability to the holders of Company voting securities and holders of Right Certificates.

Section 31.	Benefits of this Agreement.

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, (i) registered holders of Ordinary Shares, and (ii) ADS Holders) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, (i) registered holders of Ordinary Shares, and (ii) ADS Holders).

Section 32.	Severability.

If any term, provision, covenant, or restriction to this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 33.	Governing Law.

This Agreement shall be interpreted and construed in accordance with the laws of the State of New York, U.S.A.  All actions and proceedings brought by the Rights Agent relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the State of New York.  The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder.  Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Agreement.

Section 34.	Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 35.	Descriptive Headings.

Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]

RENESOLA LTD

Attest:
		By:	/s/ Martin Bloom
Name: Martin Bloom
By:	/s/ Henry Wang		Title: Chairman
Name: Henry Wang
Title: Chief Financial Officer

[SEAL]

THE BANK OF NEW YORK MELLON

Attest:
		By:	/s/ Joanne Di Giovanni Hawke
By:	/s/ Vincent J. Cahill, Jr.		Name: Joanne Di Giovanni Hawke
	Name: Vincent J. Cahill, Jr.		Title: Managing Director
Title: Managing Director

EXHIBIT A
[Form of Right Certificate]

Certificate No. R-	____________ Rights

Not exercisable after August 26, 2017 or earlier if Notice of Redemption or Exchange is given.  The Rights are subject to redemption, at the option of the company, at US$0.0001 per Right and to exchange on the terms set forth in the Rights Agreement. Under certain circumstances Rights may not be exercisable.

RENESOLA LTD

Right Certificate

This certifies that ____________, or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 22, 2011 (the “Rights Agreement”) between ReneSola Ltd, a company incorporated with limited liability under the British Virgin Islands Business Companies Act (the “Company”), and The Bank of New York Mellon (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on August 26, 2017 at the designated office of the Rights Agent, or its successors as Rights Agent, 101 Barclay Street, New York, New York 10286, one fully paid and non-assessable Ordinary Share, no par value per share (the “Ordinary Shares”), of the Company, at a purchase price of US$20.00 per share  subject to adjustment (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related certificate duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of August 22, 2011, based on the Ordinary Shares of the Company as constituted at such date.

Upon the occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate of Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who after such transfer, became an Acquiring Person, such Rights shall become null and void and no holder shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of Ordinary Shares (or, in certain circumstances, other securities) which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent, and at the executive offices of the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Ordinary Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (a) may be redeemed by the Company at its option at a redemption price of US$0.0001 per Right or (b) may be exchanged in whole or in part for Ordinary Shares, and/or other securities, cash or other assets of the Company deemed to have the same value as Ordinary Shares, at any time after a Flip-in Event.

No fractional Ordinary Shares (or other securities) will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Ordinary Shares or of any other securities of the Company which may at any time be issuable on the exercise, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged for Ordinary Shares as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of August 22, 2011.

[SEAL]

RENESOLA LTD

ATTEST:
By:
By:		Name:
Name:		Title:
Title:

Countersigned:

THE BANK OF NEW YORK MELLON
    as Rights Agent

By:
Authorized Signature

Date:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
 holder desires to transfer the Right Certificates.)

FOR VALUE RECEIVED ___________________ hereby sells,

assigns and transfers unto

(please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________, ____

Signature

Signature Guaranteed:

(Signatures must be guaranteed.)

CERTIFICATE

The undersigned hereby certifies by checking the appropriate box that:

Exercising this Right Certificate will / / will not / / enable the undersigned, its Affiliates, its Associates and/or any other Person with which the undersigned or any of the undersigned’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company to obtain individually or in the aggregate in excess of ___________ Ordinary Shares of the Company.

Dated:
Signature

Signature Guaranteed:

(Signatures must be guaranteed.)

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate and such Assignment or Election to Purchase will not be honored.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
 Rights evidenced by the Right Certificate.)

To ReneSola Ltd:

The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the Ordinary Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or
other taxpayer identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or
other taxpayer identifying number

(Please print name and address)

Date: _____________, _________

Signature

Signature Guaranteed:

(Signatures must be guaranteed.)

CERTIFICATE

The undersigned hereby certifies by checking the appropriate box that:

Exercising the Rights evidenced by this Right Certificate will / / will not / / enable the undersigned, its Affiliates, its Associates and or any other Person with which the undersigned or any of the undersigned’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company to obtain individually or in the aggregate in excess of _________ Ordinary Shares of the Company.

Dated: ________, ___
Signature

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate and such Assignment or Election to Purchase will not be honored.

EXHIBIT B

As described in the Rights Agreement, Rights which are
held by or have been held by an Acquiring Person or Associates or Affiliates thereof (as defined in the Rights Agreement) and certain transferees thereof shall become null and void and will no longer be transferable.

SUMMARY OF RIGHTS TO PURCHASE
 ORDINARY SHARES

The board of directors (the “Board”) of ReneSola Ltd (the “Company”) authorized the declaration of a dividend distribution on August 26, 2011 of one ordinary share purchase right (a “Right”) for each ordinary share of the Company, no par value per share (the “Ordinary Shares”), outstanding at the close of business on August 26, 2011 (the “Record Date”).  As long as the Rights are attached to the Ordinary Shares, the Company will issue one Right (subject to adjustment) with each new Ordinary Share so that all such shares will have attached Rights.  When exercisable, each Right will entitle the registered holder to purchase from the Company one Ordinary Share at a price of US$20.00 per Ordinary Share, subject to adjustment (the “Purchase Price”).  The description and terms of the Rights are set forth in a Rights Agreement, dated as August 22, 2011, as the same may be amended from time to time (the “Rights Agreement”), between the Company and The Bank of New York Mellon (the “Rights Agent”).

Distribution Date; Transfer of Rights

Initially, the Rights will be attached to all Ordinary Shares then outstanding, and no separate certificates evidencing the Rights (the “Rights Certificates”) will be distributed.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Ordinary Shares upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the voting securities of the Company (an “Acquiring Person”) or (ii) ten (10) business days following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the voting securities of the Company (the earlier of (i) and (ii) being called the “Distribution Date”).   As used in the Rights Agreement, “voting security” means both an Ordinary Share and the American Depositary Share (“ADS”) representing such Ordinary Share.

Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be evidenced by the Ordinary Share certificates and will be transferred with and only with such Ordinary Share certificates.  Until the Distribution Date, new Ordinary Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and an American Depositary Receipt will contain a notation that the Rights Agreement is incorporated by reference into the terms of the Ordinary Shares represented by the ADS, provided that if such Ordinary Shares or American Depository Receipts are issued by the Company in uncertificated form, then such notations will be contained in a written statement furnished by the Company to each holder of an ADS and each holder of an Ordinary Share, as applicable.  Until the Distribution Date, the surrender for transfer of any certificates for Ordinary Shares outstanding will also constitute the transfer of the Rights associated with the Ordinary Shares represented by such certificate.

As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of the Ordinary Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will represent the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on August 26, 2017 subject to the Company’s right to extend such date (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company or terminated.

Exercise of Rights for Ordinary Shares of the Company

In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Ordinary Shares having a market value of two times the then current Purchase Price of the Right.  For example, at a Purchase Price of US$20.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) would entitle its holder to purchase US$40.00 worth of Ordinary Shares (or other consideration, pursuant to the Rights Agreement). Assuming that the Ordinary Shares had a per share value of US$1.00 at such time, the holder of each valid Right would be entitled to purchase 40 Ordinary Shares for US$20.00.

At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the next paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding voting securities of the Company, the Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for Ordinary Shares or ADSs at an exchange rate of one Ordinary Share per Right or one ADS per two Rights, as applicable (subject to adjustment).

Exercise of Rights for Shares of the Acquiring Company

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Ordinary Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Ordinary Shares having a market value of two times the then current Purchase Price of the Right.  In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets, cash flow or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring Company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

Adjustments to Purchase Price

The Purchase Price payable and the number of Ordinary Shares (or other securities, as the case may be) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Ordinary Shares, (ii) upon the grant to holders of the Ordinary Shares of certain rights or warrants to subscribe for Ordinary Shares or convertible securities at less than the current market price of the Ordinary Shares or (iii) upon the distribution to holders of Ordinary Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Ordinary Shares) or of subscription rights or warrants (other than those referred to above). Prior to the Distribution Date, the Board may make such equitable adjustments as it deems appropriate in the circumstances in lieu of any adjustment otherwise required by the foregoing.

No adjustment in the Purchase Price will be required until the time at which cumulative adjustments require an adjustment of at least one percent in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Ordinary Shares on the last trading date prior to the date of exercise.

Redemption and Exchange of Rights

At any time prior to the time that a person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of US$0.0001 per Right (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Immediately upon the action of the Board electing to redeem the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Ordinary Shares, the Board may exchange the Rights (other than Rights owned by an Acquiring Person, which will become void), in whole or in part, at an exchange ratio of one Ordinary Share, and of other securities, cash or other assets deemed to have the same value as one Ordinary Share, per Right, subject to adjustment.

Until the Rights are exercised or exchanged for Ordinary Shares, the holders thereof, as such, will have no rights as shareholders of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Amendments to Terms of the Rights

Any of the provisions of the Rights Agreement may be amended by the Board for so long as the Rights are then redeemable. After the Rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person); provided, that no supplement or amendment may be made on or after the Distribution Date which changes those provisions relating to the principal economic terms of the Rights. The Company may at any time prior to such time as any person becomes an Acquiring Person amend the Rights Agreement to lower the thresholds described above to no less than the greater of (i) any percentage greater than the largest percentage of the outstanding Ordinary Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons (other than an Exempt Person as defined in the Rights Agreement) and (ii) 10%.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K dated August 26, 2011.  A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.